CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Quest Resource Corporation (the "Company") of (1) our report dated March 4, 2005 (except for Note 18, as to which the date is October 17, 2005) related to the financial statements of the Company as of December 31, 2004 and for the seven month transition period ended December 31, 2004, and as of May 31, 2004 and for each of the two fiscal years in the period ended May 31, 2004, which appear in the Company's Form 10KSB/A for the seven month transition period ended December 31, 2004 and (2) our report dated August 18, 2004 related to the statements of revenue and expenses for the two years ended May 31, 2003 for the oil and gas properties acquired by Quest Cherokee, LLC from Devon Energy Production Company, L.P. and Tall Grass Gas Services, L.L.C. on December 23, 2003, which were filed as Exhibit 99.1 to the Company's Form 8-K/A filed September 21, 2004.



/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
December 8, 2005